UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2021

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32404	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1960 S. 4250 West, Salt Lake City, UT 84104

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 560-3983

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001	PTE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On January 12, 2021, PolarityTE, Inc. (the “Company”) issued a press release announcing a registered direct offering (the “Offering”) of 9,090,910 shares of the Company’s common stock (or pre-funded warrants to purchase common stock in lieu thereof), and accompanying warrants to purchase up to 9,090,910 shares of common stock (the “Warrants”). A copy of the press release is attached as Exhibit 99.1 to this report.

Pursuant to a letter agreement, dated November 6, 2020, as amended on December 16, 2020, the Company engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) as placement agent in connection with the Offering. As compensation for acting in such capacity, the Company has agreed to pay the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds raised in the Offering and to issue to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase up to 6.0% of the aggregate number of shares of the Company’s common stock (or common stock equivalents) to be sold in the Offering (or warrants to purchase up to an aggregate 545,455 shares of Common Stock). The Placement Agent Warrants have substantially the same terms as the Warrants, except that the Placement Agent Warrants have an exercise price equal to 125% of the purchase price per share (or $1.375 per share). The issuance of the Placement Agent Warrants is expected to occur simultaneously with the closing of the Offering.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 12, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: January 12, 2021	/s/ Jacob Patterson
Jacob Patterson
Interim Chief Financial Officer